UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

GENPREX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

GENPREX, INC.

3300 Bee Cave Road, #650-227, Austin, TX 78746

May 6, 2022

To Our Stockholders:

You are cordially invited to attend the 2022 Annual Meeting of stockholders of Genprex, Inc. to be held at 9:00 a.m. Central Time on Thursday, June 23, 2022.

The Annual Meeting will be held in a virtual meeting format at www.proxydocs.com/GNPX. You will not be able to attend the Annual Meeting in person.

Details regarding the virtual meeting, the business to be conducted at the virtual meeting, and information about Genprex, Inc. that you should consider when you vote your shares are described in the accompanying proxy statement.

At the Annual Meeting, one person will be nominated for election to our Board of Directors. In addition, we will ask stockholders to approve an increase in our authorized capital and ratify the appointment of Daszkal Bolton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about May 6, 2022, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy statement for our 2022 Annual Meeting of stockholders and our 2021 Annual Report on Form 10-K. The Notice also provides instructions on how to vote online and how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that you cast your vote. You may vote over the Internet, by telephone, or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Genprex, Inc. We look forward to seeing you during the webcast of the Annual Meeting.

Sincerely, J. Rodney Varner Chief Executive Officer

GENPREX, INC.

3300 Bee Cave Road, #650-227, Austin, TX 78746

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME:	9:00 a.m. Central Time
DATE:	Thursday, June 23, 2022
ACCESS:	This year's Annual Meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend our Annual Meeting and vote during the meeting by visiting www.proxydocs.com/GNPX.

PURPOSES:

1.	To elect the Class II director named herein to hold office until the 2025 Annual Meeting of stockholders.

2.

To ratify the selection by the Audit Committee of our Board of Directors of Daszkal Bolton LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022.

3.	To approve an amendment to our Amended and Restated Certificate of Incorporation, to increase the Company’s authorized shares of common stock from 200,000,000 to 450,000,000.

4.	To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

WHO MAY VOTE:

You may vote if you were the record owner of Genprex, Inc. common stock at the close of business on April 25, 2022.

To participate in the Annual Meeting virtually via the Internet, please visit www.proxydocs.com/GNPX. In order to attend, you must register in advance at www.proxydocs.com/GNPX prior to the deadline of June 21, 2022, at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and to submit questions in advance of the meeting. You will not be able to attend the Annual Meeting in person.

All stockholders are cordially invited to attend the Annual Meeting. Your vote is important.  Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received and to submit your proxy over the Internet or by mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 23, 2022

Our proxy materials including our Proxy Statement for the 2022 Annual Meeting, our Annual Report for the fiscal year ended December 31, 2021 and proxy card are available on the Internet at www.proxydocs.com/GNPX. Under Securities and Exchange Commission rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.

By Order of the Board of Directors, /s/ Rodney Varner Rodney Varner Chief Executive Officer

Austin, Texas

May 6, 2022

GENPREX, INC.

3300 Bee Cave Road, #650-227, Austin, TX 78746

PROXY STATEMENT

FOR THE GENPREX, INC. 2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 23, 2022

This proxy statement contains information about the 2022 Annual Meeting of stockholders of Genprex, Inc., including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 9:00 a.m., Central Time, on Thursday, June 23, 2022. This year's meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend our Annual Meeting, vote and submit your questions in advance of the meeting by visiting www.proxydocs.com/GNPX. You will not be able to attend the Annual Meeting in person.

In this proxy statement, we refer to Genprex, Inc. as "Genprex," "the Company," "we," and "us."

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.  The proxy materials relating to the Annual Meeting are being mailed to stockholders entitled to vote at the meeting on or about May 6, 2022. A list of stockholders of record will be available during the 10 days prior to the Annual Meeting at the offices of Lowenstein Sandler LLP located at 1251 6th Avenue, 17th Floor, New York, NY 10020. If you wish to view this list, please contact our Corporate Secretary at Genprex, Inc., 3300 Bee Cave Road, #650-227, Austin, TX 78746. Such list will also be available for examination by the stockholders during the Annual Meeting at www.proxydocs.com/GNPX.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why are we calling this Annual Meeting?

Our Board of Directors is soliciting your proxy to vote at the 2022 Annual Meeting of stockholders to be held virtually via live webcast on Thursday, June 23, 2022, at 9:00 a.m. Central Time and any adjournments or postponements of the meeting. We refer to this meeting as the “Annual Meeting.” This proxy statement summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, because you owned shares of our common stock on the record date.

We are calling the Annual Meeting to seek the approval of our stockholders:

●	To elect William R. Wilson, Jr. to serve as director for a three-year term expiring at the 2025 annual meeting of Stockholders;

●	To ratify the appointment of Daszkal Bolton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

●	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized shares of common stock from 200,000,000 to 450,000,000; and

●	To consider any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

How Does the Board of Directors Recommend That I Vote on the Proposals?

Our Board of Directors believes that the election of the director nominee identified herein, the appointment of Daszkal Bolton LLP as our independent registered public accounting firm for the year ending December 31, 2022, and the amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized shares of common stock from 200,000,000 to 450,000,000 are advisable and in the best interests of the Company and its stockholder and recommends that you vote as follows:

●	"FOR" the election of the nominee for director;

●	"FOR" the ratification of the appointment of Daszkal Bolton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and

●	"FOR" the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized shares of common stock from 200,000,000 to 450,000,000;

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

What Constitutes a Quorum for the Annual Meeting?

In order to hold the Annual Meeting, there must be a quorum. For there to be a quorum at the Annual Meeting, the holders of a majority of the outstanding shares of capital stock entitled to vote at the Annual Meeting must be present or represented by proxy. Pursuant to the General Corporation Law of the State of Delaware, abstentions will be counted for the purpose of determining whether a quorum is present.  If brokers have, and exercise, discretionary authority on at least one item on the agenda for the Annual Meeting, uninstructed shares for which broker non-votes occur will constitute voting power present for the discretionary matter and will therefore count towards the quorum.

Why is the Company Holding a Virtual Annual Meeting?

This year's Annual Meeting will be held in a virtual meeting format only. The virtual format also provides the opportunity for participation by a broader group of our stockholders, while reducing costs associated with planning, holding and arranging logistics for in-person meeting proceedings. Hosting a virtual meeting enables increased stockholder attendance and participation because stockholders can participate equally from any location around the world, at little to no cost. Hosting a virtual meeting also reduces the environmental impact of our Annual Meeting. You will be able to attend the Annual Meeting online and submit your questions in advance of the meeting by visiting www.proxydocs.com/GNPX. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders' receipt of proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Who Is Entitled to Vote at the Annual Meeting?

Only stockholders who owned our common stock at the close of business on April 25, 2022, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting. On this record date, there were 47,884,708 shares of our common stock outstanding and entitled to vote. Our common stock is our only outstanding class of voting stock.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in accordance with the time periods specified in this proxy statement and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see "May I Change or Revoke My Proxy?" below.

How Many Votes Do I Have?

Each share of our common stock that you own as of the close of business on April 25, 2022, entitles you to one vote.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to directly grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares of our common stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not provide the stockholder of record with voting instructions or otherwise obtain a signed proxy from the record holder giving you the right to vote the shares, broker non-votes may occur for the shares that you beneficially own. The effect of broker non-votes is more specifically described in “What Vote is Required to Approve Each Proposal and How are Votes Counted?” below.

How Do I Attend the Annual Meeting?

Both stockholders of record and stockholders who hold their shares in “street name” will need to register to be able to attend the Annual Meeting, vote their shares during the Annual Meeting, and submit their questions during the Annual Meeting live via the internet by following the instructions below.

If you are a stockholder of record, you must:

●	Follow the instructions provided on your Notice card to first register at www.proxydocs.com/GNPX by 5:00 p.m. Central Time on June 21, 2022. You will need to enter your name, phone number, Control Number (included on your proxy card), and email address as part of the registration, following which you will receive an email confirming your registration.

●	On the day of the Annual Meeting, if you have properly registered, you will receive an email approximately one-hour prior to the Annual Meeting with a unique access URL. To enter the Annual Meeting, log in using the unique access URL.

●	If you wish to vote your shares electronically at the Annual Meeting, you may do so by following the instructions below.

If you are the beneficial owner of shares held in “street name”, you must:

●	Obtain a legal proxy from your broker, bank, or other nominee.

●	Register at www.proxydocs.com/GNPX by 5:00 p.m. Central Time on June 21, 2022. As part of the registration process you will need to enter your name, phone number, and email address, and provide a copy of the legal proxy (which can be sent via email to the address listed on the registration website), following which you will receive an email confirming your registration and your Control Number. Please note, if you do not provide a copy of the legal proxy, you may still attend the Annual Meeting but you will be unable to vote your shares electronically at the Annual Meeting.

●	On the day of the Annual Meeting, if you have properly registered, you will receive an email approximately one-hour prior to the Annual Meeting with a unique access URL. To enter the Annual Meeting, log in using the unique access URL.

●	If you wish to vote your shares electronically at the Annual Meeting, you may do so by following the instructions below.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors' recommendations. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Vstock Transfer, LLC, or you have stock certificates registered in your name, you may vote:

Voting During the Annual Meeting:

●	To vote during the live webcast of the Annual Meeting, you must first register at www.proxydocs.com/GNPX. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the Annual Meeting and to submit questions in advance of the meeting. Please be sure to follow the instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email.

Voting Prior to the Annual Meeting:

●	Over the Internet. You may submit your vote over the internet at www.proxypush.com/GNPX. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 22, 2022.

●	By Mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors' recommendations.

●	By Telephone. To vote over the telephone, dial toll-free 866-356-9132 using any touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 22, 2022, to be counted.

If your shares are held in "street name" (held in the name of a bank, broker, or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

●	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

●	by re-voting over the Internet as instructed above;

●	by notifying our Corporate Secretary, Catherine Vaczy, in writing before the Annual Meeting that you have revoked your proxy; or

●	by attending the Annual Meeting and voting at the meeting. Attending the Annual Meeting will not in and of itself revoke a previously submitted proxy.

Your most current vote, whether by Internet or proxy card is the one that will be counted. For purposes of submitting your vote over the Internet before the Annual Meeting, you may change your vote until 11:59 p.m. Eastern Time on June 22, 2022. At this deadline, the last vote submitted will be the vote that is counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under "How Do I Vote?" for each account to ensure that all of your shares are voted.

What are “broker non-votes”?

Banks, brokers and other agents acting as nominees are permitted to use discretionary voting authority to vote for proposals that are deemed “routine” by the New York Stock Exchange, which means that they can submit a proxy or cast a ballot on behalf of stockholders who do not provide a specific voting instruction. Brokers, banks or other nominees are not permitted to use discretionary voting authority to vote for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee as to how to vote your shares, if you wish to ensure that your shares are present and voted at the Annual Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.

When there is at least one “routine” matter to be considered at a meeting, a “broker non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner.

The election of directors (Proposal1) is generally considered to be a “non-routine” matter and brokers, banks or other nominees are not permitted to vote on this matter if the broker, bank or other nominee has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers, banks or other nominees how they wish to vote their shares on this proposal. The proposal to approve the ratification of our independent registered public accounting firm (Proposal 2) and the proposal to approve the amendment to our Amended and Restated Certificate of Incorporation, dated April 3, 2018 (our “Amended and Restated Certificate of Incorporation”) to increase our authorized shares of common stock (Proposal 3) are generally considered to be “routine” matters, hence, a broker, bank or other nominee will have discretionary authority to vote on Proposal 2 and Proposal 3 even if it does not receive instructions from the beneficial owner. However, if Proposal 2 or Proposal 3 is deemed by the New York Stock Exchange to be a “non-routine” matter, brokers will not be permitted to vote on Proposal 3 if the broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Will My Shares be Voted if I Do Not Vote?

If you are the stockholder of record, your votes will not be counted if you do not vote as described above under "How Do I Vote?" above.  If you are the beneficial owner of share held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on matters that are considered to be “routine” by the New York Stock Exchange. The ratification of the appointment of our independent registered public accounting firm (Proposal 2) and the amendment to our Amended and Restated Certificate of Incorporation to increase our authorized shares (Proposal 3) are generally considered “routine” matters by the New York Stock Exchange but the election of directors (Proposal 1) is considered a “non-routine” matter.  If you are the beneficial owner of shares held in street name, we e encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Director

Our directors are elected by a plurality, which means that the nominee for director who receives the most votes (also known as a "plurality" of the votes cast) will be elected. You may vote either FOR the nominee or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of the director. Banks, brokers or other nominees do not have discretionary authority to vote on this matter. As a result, abstentions and “broker non-votes” if any, will not affect the outcome of the vote on the first proposal.

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote on this proposal 2 is required to approve this Proposal 2.  This Proposal 2 is generally considered to be a “routine” matter which means that banks, brokers or other nominees will have discretionary authority to vote on this matter. Accordingly, no broker non-votes will occur on this Proposal 2.  Abstentions, if any, will have the effect of votes against this proposal 2.We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Daszkal Bolton LLP as our independent registered public accounting firm for 2022, the Audit Committee of our Board of Directors will reconsider its appointment.

Proposal 3: Approval of an Amendment to Our Amended and Restated Certificate of Incorporation to Increase Our Authorized Shares of Common Stock from 200,000,000 to 450,000,000.

The affirmative vote of a majority of the shares of common stock outstanding as of the record date and entitled to vote on this Proposal 3 will be required to approve this Proposal 3.  This Proposal 3 is generally considered to be a “routine” matter which means that banks, brokers or other nominees will have discretionary authority to vote on this matter. Accordingly, no broker non-votes will occur on this Proposal 3. Abstentions, if any, will have the effect of votes against this proposal 3.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish final results in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

Who Will Pay the Costs of Soliciting these Proxies?

We are soliciting this proxy on behalf of our Board of Directors and will pay all expenses associated therewith. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses upon request.

In addition, we have engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related informational support, for a services fee, which is not expected to exceed $4,500.

Proposals should be addressed to:

Genprex, Inc.

Attn: Corporate Secretary

3300 Bee Cave Road, #650-227

Austin, TX 78746

PROPOSAL 1

ELECTION OF CLASS II DIRECTOR

Our Board of Directors is divided into three classes: Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors presently has four members. There is one Class II director, William R. Wilson, Jr., whose term of office expires in 2022. Proxies may not be voted for a greater number of persons than the one nominee, Mr. Wilson, named in this proxy statement. Mr. Wilson, a current director of the Company, was recommended for nomination to the Board of Directors at the Annual Meeting by the Nominating and Corporate Governance Committee of the Board of Directors. If elected at the Annual Meeting, Mr. Wilson would serve until the 2025 annual meeting of stockholders and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. Each of our directors attended our annual meeting of stockholders in June 2021.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominee receiving the highest number of affirmative votes will be elected. The only nominee for Class II director to be considered at the Annual Meeting is Mr. Wilson. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Mr. Wilson. If Mr. Wilson becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Company. Mr. Wilson has agreed to serve if elected. The Company’s management has no reason to believe that Mr. Wilson will be unable to serve.

Nominees

The Nominating and Corporate Governance Committee seeks to assemble a Board of Directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board of Directors’ overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board of Directors. The biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that that nominee should continue to serve on the Board of Directors. However, each member of the Nominating and Corporate Governance Committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.

Nominee for Election for a Three-Year Term Expiring at the 2025 Annual Meeting

William (“Will”) R. Wilson, Jr., 72, has served as a member of our Board of Directors since March 18, 2020. Since January 2006, he has served as Chairman, President and Chief Executive Officer of Wilson Land & Cattle Co., an investment company. Mr. Wilson has more than 40 years of legal experience in health care regulation, biotechnology, clinical trial management, nursing home licensing and regulation, physician accreditation, securities, corporate governance, contractual and other legal matters. Mr. Wilson is a member of the State Bar of Texas and has been admitted to practice before the United States District Court for the Western District of Texas. Mr. Wilson previously served as Judge of the 250th District Court of Travis County, Texas, where he presided over civil litigation, and as Assistant District Attorney for Dallas County, Texas. Mr. Wilson holds a Bachelor of Science degree from Vanderbilt University and a JD degree from Southern Methodist University.

Mr. Wilson’s more than 40 years of experience as an attorney in fields related to our business, and as an investor, makes him a valuable member of our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF WILL R. WILSON JR. AS THE CLASS II DIRECTOR.

Class III Directors Continuing in Office Until the 2023 Annual Meeting

Jose Antonio Moreno Toscano, 49, has served as a member of our Board of Directors since March 18, 2020. Since April 2018, Mr. Moreno Toscano has been Chief Executive Officer of LFB USA Inc., the US subsidiary of LFB Group, a global integrated biopharmaceutical company dedicated to developing innovative products through recombinant, plasma derived and cell therapy technology. From July 2017 to March 2018, Mr. Moreno Toscano served as President of Safe Harbor Compliance and Clinical Services, an integrated health care services provider dedicated to providing specialty pharmaceuticals and ancillary services in primary care offices. From July 2016 to September 2018, he also served as a member of the board of directors. From March 2016 to March 2017, Mr. Moreno Toscano served as CEO, Americas, for Kompan Inc., a US subsidiary of Kompan A/S, a world leader in playground equipment. From March 2006 to March 2016, Mr. Moreno Toscano served as President of ALK-Abello Inc., a US subsidiary of ALK-Abello A/S, a pharmaceutical company that is a world leader in allergy immunotherapy. Prior to ALK-Abello, he was the Chief Financial Officer of Applus A/S, a market leader in automotive inspection services, and prior to Applus, he held several positions at Christian Hansen Holding A/S, a global leader in pharmaceutical manufacturing and producer of natural ingredients for the food, beverage, dietary supplement and agricultural industries. Mr. Moreno Toscano holds a Master’s Degree in Law from the Universidad de Murcia in Spain and an MBA in International Finance and Strategy from the Ecole Nationale des Ponts et Chaussees in Paris. Mr. Moreno Toscano holds the National Association of Corporate Directors (NACD) Directorship CertificationTM.

Our Nominating and Corporate Governance Committee and Board believe that Mr. Moreno Toscano’s more than 20 years of experience in the pharmaceutical and biotechnology industries, building, developing and transforming organizations, and successful track record of identifying and capitalizing on opportunities to drive exponential revenue growth and market expansion, revitalizing underperforming operations and establishing foundations for successful start-up operations, as well as his experience in strategic planning, corporate restructuring, business development, M&A, investor relations, and general management, makes him a valuable member of our Board.

J. Rodney Varner, 65, is a co-founder of Genprex and has served as our Chief Executive Officer and as a member of our Board of Directors and as Chairman of our Board of Directors since August 2012. Mr. Varner also served as our President from August 2012 until April 10, 2018, and as our Secretary from August 2012 to June 2021. Mr. Varner was again appointed President on August 10, 2020, and currently serves as our President. Mr. Varner has served as a partner of the law firm Wilson & Varner, LLP, since 1991. Mr. Varner has more than 35 years of legal experience with large and small law firms, and as outside general counsel of a Nasdaq listed company. Mr. Varner has represented for-profit and non-profit companies at the board or senior management levels in a wide variety of contractual, business, tax and securities matters, including technology transfers, licensing, collaboration and research agreements, clinical trial contracts, pharmaceutical and biologics manufacturing and process development contracts, state and federal grants, including NIH and SBA grants, corporate governance and fiduciary issues, and real estate matters. Mr. Varner served as counsel in company formation, mergers and acquisitions, capital raising, other business transactions, protection of trade secrets and other intellectual property, real estate, and business litigation. Mr. Varner is a member of the State Bar of Texas and has been admitted to practice before the United States Court of Appeals for the Fifth Circuit and the United States Tax Court. Mr. Varner holds a Bachelor of Business Administration degree, with high honors, from Texas A&M University and a JD degree from The University of Texas School of Law.

Our Nominating and Corporate Governance Committee and Board of Directors believe that Mr. Varner’s broad legal experience, as well as his position of Chief Executive Officer of the Company, qualifies him to serve as a member of our Board of Directors.

Class I Director Continuing in Office Until the 2024 Annual Meeting

Brent M. Longnecker, 65, has served as a member of our Board since March 18, 2020. Since January 2021, Mr. Longnecker has been the Chairman and Chief Executive Officer of 1 Reputation, a strategy, executive compensation, and corporate governance consulting firm. From August 2003 to February 2022, Mr. Longnecker was Founder & CEO of Longnecker & Associates.  From June 1999 to August 2003, Mr. Longnecker served as President of Resources Consulting Group, and Executive Vice President of Resources Connection. Mr. Longnecker has over 36 years of consulting experience, including as National Partner-In-Charge for the Performance Management and Compensation Consulting Practice of Deloitte & Touche and as partner at KPMG Peat Marwick. Mr. Longnecker has worked with companies globally including the industries of high tech, finance, service, manufacturing and more. He is a Board Fellow with the NACD and is a past board member. Mr. Longnecker holds Bachelor of Business Administration and MBA degrees from the University of Houston. He is a prolific author about executive compensation and corporate governance.

Our Nominating and Corporate Governance Committee and Board believe that Mr. Longnecker’s more than 36 years of experience in corporate governance, executive compensation, and risk management consulting for public, private, and non-profit organizations, and his deep expertise in healthcare, energy, real estate, manufacturing, and financial companies, makes him a valuable member of our Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Under the listing requirements and rules of The Nasdaq Capital Market, independent directors must constitute a majority of a listed company’s board of directors. In addition, the rules of The Nasdaq Capital Market require that each member of a listed company’s audit, compensation and nominating and governance committee be independent. Under the rules of The Nasdaq Capital Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), or Rule 10A-3. To be considered independent for purposes of Rule 10A-3, a member of an audit committee may not, other than in his or her capacity as a member of a company’s audit committee, the company’s board of directors or any other board of directors committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that, other than Rodney Varner, our CEO and Chairman of the Board of Directors, each of our directors does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the listing requirements and rules of The Nasdaq Capital Market and under the applicable rules and regulations of the SEC. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board of Director Composition

Our Board of Directors is currently composed of four directors.  Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.  We have no formal policy regarding diversity of our Board of Directors. Our priority in selection of members of our Board of Directors is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board of Directors members, knowledge of our business and understanding of the competitive landscape.

Board of Directors Leadership Structure

Our Chief Executive Officer, Rodney Varner, also currently serves as the Chairman of our Board of Directors. The Board of Directors does not currently have a lead independent director. We believe that the leadership structure of our Board of Directors is appropriate at the present time, in light of the small size of our Board of Directors. We believe that the fact that three of the four members of the Board of Directors are independent reinforces the independence of the Board of Directors in its oversight of our business and affairs and provides for objective evaluation and oversight of management’s performance, as well as management accountability. In addition, we have a separate chair for each committee of the Board of Directors. The chair of each committee is expected to report to the Board of Directors from time to time, or whenever so requested by the Board of Directors, on the activities of his committee.

Role of the Board of Directors in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and other reports filed with the SEC.  The Audit Committee of our Board of Directors is primarily responsible for overseeing our risk management processes on behalf of our Board of Directors. We expect that the Audit Committee will receive reports from management on at least a quarterly basis regarding our assessment of risks. In addition, the Audit Committee reports regularly to our Board of Directors, which also considers our risk profile. The Audit Committee and our Board of Directors focus on the most significant risks we face and our general risk management strategies. While our Board of Directors oversees our risk management, management is responsible for day-to-day risk management team processes. Our Board of Directors believes that full and open communication between management and our Board of Directors is essential for effective risk management and oversight.

Meetings of the Board of Directors

The Board of Directors met 13 times in 2021. All directors attended each of the meetings (i) of the Board of Directors during 2021 (held during the period for which such directors served on the Board of Directors), and (ii) of all committees of our Board of Directors on which the director served (during the periods for which the director served on such committee or committees). We do not have a formal policy requiring members of the Board of Directors to attend our annual meetings. Our last annual meeting of stockholders was held on June 24, 2021. All of our directors serving at the time attended last year’s annual meeting.

Board Diversity Matrix (As of May 6, 2022)

Board Size:
Total Number of Directors	4

Gender Identity:	Male	Female	Non-Binary	Gender Undisclosed
Directors	4

Demographic Background:
African American or Black
Alaskan Native or American Indian
Asian
Hispanic or Latinx	1
Native Hawaiian or Pacific Islander
White	3
Two or More Races or Ethnicities
LGBTQ+
Undisclosed

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board of Directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee

Our Audit Committee currently consists of Brent M. Longnecker, Jose Antonio Moreno Toscano and Will R. Wilson, Jr., each of whom is “independent” as that term is defined under applicable SEC rules and the NASDAQ listing standards.  Mr. Moreno Toscano has served as the chair of the Audit Committee since July 24, 2020. Our Board of Directors has determined that each of Mr.  Longnecker and Mr. Moreno Toscano is an “audit committee financial expert” as that term is defined by applicable SEC rules, and that each qualifies as a financially sophisticated audit committee member under the listing standards of The Nasdaq Capital Market. Our Board of Directors made a qualitative assessment of each of Mr. Longnecker's, Mr. Moreno Toscano's and Mr. Wilson's level of knowledge and experience based on a number of factors, including each of their formal educations, experience in finance and other areas and business acumen. The Board of Directors has adopted a written Charter of the Audit Committee that is available to stockholders on our website at www.genprex.com/investors/corporate-governance. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the year ended December 31, 2021. The Audit Committee met six times during the year ended December 31, 2021.

The responsibilities of our Audit Committee include:

●	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

●	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

●	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

●	discussing our risk management policies;

●	reviewing and approving or ratifying any related person transactions; and

●	preparing the Audit Committee report required by SEC rules.

Report of the Audit Committee of the Board of Directors

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee is comprised of three independent directors (as defined under Nasdaq Listing Rule 5605(a)(2)).

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021, with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the U.S. Securities and Exchange Committee (the “SEC”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for the filing with the SEC.

The Audit Committee of the Board of Directors of Genprex, Inc. Jose Antonio Moreno Toscano, Chair Brent M. Longnecker Will R. Wilson, Jr.

Compensation Committee

Our Compensation Committee currently consists of Brent M. Longnecker, Jose Antonio Moreno Toscano and Will R. Wilson, Jr., each of whom is “independent” as that term is defined under applicable SEC rules and NASDAQ listing standards.  Mr. Longnecker has served as the chair of our Compensation Committee since July 24, 2020.  The Board of Directors has adopted a written Charter of the Compensation Committee that is available to stockholders on our website at www.genprex.com/investors/corporate-governance. The Compensation Committee met six times during the year ended December 31, 2021.

The responsibilities of our Compensation Committee include:

●	reviewing and approving (or, if it deems appropriate, making recommendations to the Board of Directors regarding) corporate performance goals and objectives, which shall support and reinforce the Company’s long-term strategic goals, relevant to the Company’s compensation plans and programs;

●	evaluating (including, if it deems appropriate, with the input of some or all of the other members of the Board of Directors) risks associated with and potential consequences of the Company’s compensation policies and practices;

●	reviewing and approving, or recommending that our Board approve, the compensation of our chief executive officer and our other executive officers;

●	reviewing and recommending to our Board the compensation of our directors;

●	selecting independent compensation consultants and advisers and assessing whether there are any conflicts of interest with any of the committee’s compensation advisers; and

●	reviewing and approving, or recommending that our Board of Directors approve, incentive compensation and equity plans.

Compensation Committee Processes and Procedures

The Compensation Committee discusses and makes recommendations to the Board of Directors for annual compensation adjustments, annual bonuses, annual equity awards, and performance goals and objectives for our executive officers. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which makes recommendations to the Board of Directors regarding any adjustments to his compensation as well as awards to be granted. The Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. For all compensation matters, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, compensation data from comparative companies, compensation surveys, and recommendations of any compensation consultant, if applicable.

In addition, under its Charter, the Compensation Committee has the authority(ii) to obtain, at the expense of the Company, advice and assistance from, and shall have sole authority to retain and terminate, any external legal, accounting or other advisers and consultants, including any compensation consultant, to assist in the evaluation of director, chief executive officer or senior executive compensation (each an “Advisor”); (iii) appoint, compensate and oversee the work of any such Advisor, and such Advisor shall report directly, and be accountable, to the Compensation Committee; and (iv) form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board of Directors to grant stock awards under the Company’s equity incentive plans to persons who are not (a) “Covered Employees” under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”); (b) individuals with respect to whom the Company wishes to comply with Section 162(m) of the Code or (c) then subject to Section 16 of the Exchange Act. The Compensation Committee is required to evaluate the independence of any compensation consultant it engages based on the six factors for assessing independence and identifying potential conflicts of interest that are set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the NASDAQ Marketplace Rules, and such other factors as are deemed relevant under the circumstances.

In 2021, after taking into account the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Aon Radford as its compensation consultant. Aon Radford was retained to provide an assessment of the Company’s executive and director compensation programs in comparison to executive and director compensation programs at selected publicly-traded peer companies. As part of its engagement, Aon Radford made recommendations to Compensation Committee regarding the peer group of comparative companies and performed analyses of executive and director compensation levels for that group.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Brent M. Longnecker, Jose Antonio Moreno Toscano and Will R. Wilson, Jr., each of whom is “independent” as that term is defined under applicable SEC rules and NASDAQ listing standards.  Mr. Longnecker has served as the chair of the Nominating and Corporate Governance Committee since July 24, 2020. The Board of Directors has adopted a written Charter of the Nominating and Corporate Governance Committee that is available to stockholders on our website at www.genprex.com/investors/corporate-governance. The Nominating and Corporate Governance Committee met two times during the year ended December 31, 2021.

The responsibilities of our Nominating and Corporate Governance Committee include:

●	identifying individuals qualified to become members of our Board of Directors;

●	recommending to our Board of Directors the persons to be nominated for election as directors and for appointment to each of the Board of Directors' committees;

●	reviewing and making recommendations to our Board of Directors with respect to management succession planning;

●	developing and recommending to our Board of Directors corporate governance principles; and

●	overseeing a periodic evaluation of our Board of Directors.

The Nominating and Corporate Governance Committee does not set specific criteria for directors, but seeks individuals who have the ability to read and understand basic financial statements, the highest personal integrity and ethics, relevant expertise upon which to be able to offer advice and guidance to management, sufficient time to devote to the affairs of the Company, the ability to exercise sound business judgment and the commitment to rigorously represent the long-term interests of the Company’s stockholders. The Nominating and Corporate Governance Committee may modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills and such other factors as it deems appropriate to maintain a balance of knowledge, experience and capability.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: c/o Genprex, Inc., 3300 Bee Cave Road, #650-227, Austin, TX 78746, Attn: Secretary, in accordance with the timeline set forth in the “Stockholder Proposals” below.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Secretary of Genprex, Inc., 3300 Bee Cave Road, #650-227, Austin, TX 78746. These communications will be reviewed by the Secretary of Genprex, who will determine whether the communication is appropriate for presentation to the Board of Directors or the relevant director. The purpose of this screening is to allow the Board of Directors to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

ETHICS CODE

We have adopted a written Code of Business Conduct and Ethics, or Ethics Code, that applies to all of our officers, directors and employees. The Ethics Code is available on our website at www.genprex.com/investors/corporate-governance. If we make any substantive amendments to the Ethics Code or grant any waiver from a provision of the Ethics Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website and/or in our public filings with the SEC.

PROPOSAL 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Daszkal Bolton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Daszkal Bolton has audited the Company’s financial statements since 2012. Representatives of Daszkal Bolton LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders

Neither the Company’s amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Daszkal Bolton as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Daszkal Bolton to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Daszkal Bolton.

Principal Accountant Fees and Services

The following table sets forth the fees billed by Daszkal Bolton LLP for audit, audit-related, tax and all other services rendered for 2021 and 2020:

Fee Category	2021	2020
Audit Fees	$74,000	$67,500
Tax Fees	3,850	3,675
All Other Fees	10,150	25,000
Total Fees	$88,000	$96,175

Audit Fees.    Audit fees consist of fees billed for the audit of our annual consolidated financial statements and the review of the interim consolidated financial statements.

Tax Fees.       Tax fees consist of aggregate fees for tax compliance and tax advice, including the review and preparation of our income tax returns for various jurisdictions.

All Other Fees.   Other fees consist of common accounting services that are provided in connection with registration statements, including the registration statements for our registered direct offerings.

The Audit Committee pre-approved all services performed.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Daszkal Bolton. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.

The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Daszkal Bolton is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DASZKAL BOLTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

EXECUTIVE OFFICERS

J. Rodney Varner, 65, has served as our Chief Executive Officer since 2012. For Mr. Varner’s biography, please see the section above entitled “Class III Directors Continuing in Office Until the 2023 Annual Meeting.”

Ryan M. Confer, 40, has served as our Chief Financial Officer since September 2016. From December 2013 through September 2016, he served as our Chief Operating and Financial Officer, and from June 2011 to December 2013 as our business Manager. Mr. Confer has served us in a variety of strategic, operations, and finance capacities since our inception in 2009 both as a consultant through his own firm, Confer Capital, Inc., and as an employee. Mr. Confer has over 10 years of entrepreneurial and executive experience in planning, launching, developing, and growing emerging technology companies. He has served in c-level and vice president roles for non-profit and for-profit entities since 2008. Most notably, Mr. Confer served as Vice President of Customer Experience and then later as Vice President of Strategy for KaiNexus Inc., an emerging technology company that develops continuous improvement software. Prior to his entrepreneurial experience, Mr. Confer served as a business development consultant for the University of Texas at Austin’s IC2 Institute, an international think tank and incubator, where he focused on evaluating the commercialization potential of nascent technologies in emerging growth markets. Mr. Confer holds a BS in finance and legal studies from Bloomsburg University of Pennsylvania and an MS in technology commercialization from the McCombs School of Business at the University of Texas at Austin.

Catherine M. Vaczy, 60, has served as our as Executive Vice President and Chief Strategy Officer since March 12, 2020, and from November 10, 2020 as our Executive Vice President, General Counsel, and Chief Strategy Officer. She also began serving as our Corporate Secretary in June 2021. From December 1, 2019, to March 12, 2020, Ms. Vaczy served as an advisor to us. Ms. Vaczy has more than 20 years of experience as a founder and senior executive of life science companies, serving as a strategic partner and business and legal advisor to senior leadership teams and boards. From 2015 through 2019, Ms. Vaczy provided strategic advisory services to early-stage biotechnology companies and other technology driven companies. In 2005, Ms. Vaczy co-founded and served for 10 years as General Counsel and Secretary of NeoStem, Inc. (now Caladrius Biosciences, Inc.), a Nasdaq-listed clinical stage biotechnology company that combined a leading cell and gene therapy process development and manufacturing organization (which was sold to Hitachi Chemical Co. America, Ltd.) with a development pipeline of cell therapy products. Prior to founding NeoStem, from 1997 through 2003, she was an executive serving in roles of increasing responsibility, most recently as Vice President, Legal, Associate General Counsel and Assistant Secretary of Nasdaq-listed ImClone Systems Incorporated (which was sold to Eli Lily and Company), a pioneer in targeted cancer therapy, where she was instrumental in forging important strategic alliances, including a transformative $1 billion co-development deal for the company’s targeted cancer drug, Erbitux. Earlier in her career, Ms. Vaczy was a practicing attorney in a nationally recognized law firm representing early-stage life science and other technology companies. Vaczy received a BA degree from Boston College and a JD degree from St. John’s University School of Law.

Mark Berger, M.D., 67, has served as our Chief Medical Officer since September 27, 2021.  In this role, Dr. Berger serves as a member of our executive leadership team and oversees our pipeline of clinical development programs.  Previously, Dr. Berger served as Chief Medical Officer of Actinium Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company, from January 2017 to September 2021. Prior to joining Actinium Pharmaceuticals, Inc., Dr. Berger served as Senior Vice President of Clinical Research at Kadmon Corporation, from September 2013 to January 2017. Dr. Berger has also served in various other capacities including Chief Medical Officer of Deciphera Pharmaceuticals; Vice President of Clinical Development of Gemin X Pharmaceuticals; Group Director of GlaxoSmithKline; and Senior Director of Wyeth Research. Dr. Berger holds a B.A. in Biology from Wesleyan University and an M.D. from the University of Virginia School of Medicine. He completed his Hematology/Oncology fellowship at the University of Pennsylvania, where he was an Assistant Professor of Medicine, and also served as a Research Fellow at the Ludwig Institute for Cancer Research and the Imperial Cancer Research Fund, both in London.  Dr. Berger is board certified in internal medicine, hematology and medical oncology.

Hemant Kumar, Ph.D., CPM, EMBA, 59, has served as our Chief Manufacturing and Technology Officer since September 27, 2021.  In this role, Dr. Kumar serves as a member of our executive leadership team and oversees our manufacturing, supply chain, and process development function. Previously, Dr. Kumar served as Vice President, Global Head of Manufacturing, Supply Chain, and Strategy of Arcturus Therapeutics, Inc., a clinical-stage messenger RNA medicines company focused on the development of infectious disease vaccines and opportunities within liver and respiratory rare diseases from May to July 2021, having previously served as a strategic advisor to the Company since April 2021. Prior to joining Arcturus Therapeutics, Inc., from January 2020 to March 2021, Dr. Kumar served in various capacities at Oncoimmune Therapeutics, Inc., a clinical-stage biopharmaceutical company engaged in the discovery and development of innovative biopharmaceuticals for the treatment of cancer and autoimmune disease that was subsequently acquired by Merck & Co., Inc. (“Merck”), including Lead Integrator and Alliance Management, Vice President of CMC Technical Development and Manufacturing Operations and Senior Strategic CMC Consultant. In addition, from November 2019 until June 2020, Dr. Kumar served as Vice President, Head of Global Process Sciences and Clinical Manufacturing Operations at Rentscher Biopharma SE, a contract development and manufacturing organization. Dr. Kumar also served as Senior Vice President/Head of Global CMC, Technical Development and Manufacturing Operations of Anaptysbio, Inc., a clinical-stage biotechnology company developing first-in-class immunology therapeutic product candidates, from October 2017 to November 2019. Prior to joining Anaptysbio, Inc., Dr. Kumar served as Associate Vice President, Head of Global CMC Bioprocess Development and Technical Services of Merck, a global health care company. Dr. Kumar has also served in various other capacities including Senior Director/Head of Global Manufacturing Sciences and Technical Operations and Director – Process and Analytical Technology at Sanofi Genzyme, Inc.; Director, Site Head of Analytical and Quality Control at Lonza Biologics, Inc.; Head/Deputy Director of Global Vaccine Manufacturing Sciences and Technology Operations and Senior Scientist/Manager at Sanofi Pasteur, Inc.; and Senior Scientist at Janssen Biotech, Inc. and Wyeth Laderle Vaccines, Inc. In addition, Dr. Kumar has conducted postdoctoral and research scientist fellowships at Yale University School of Medicine and at the University of Rhode Island and the Center for Disease Control and Prevention’s Center for Infectious Diseases. Dr. Kumar earned his Ph.D. in Biochemistry at J.N. Medical College, Aligarth, India through a collaboration with the U.S. National Institutes of Health. He holds a graduate certificate in Project Management from Lehigh University School of Management and Executive MBA training from Bentley in strategy design and implementation.

Family Relationships

There are no family relationships between any of our current or former directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including our directors, pursuant to which the officer was selected to serve as an officer.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information available to us with respect to the beneficial ownership of our common stock as of April 25, 2022, by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities;

●	each of our directors;

●	each of our Named Executive Officers; and

●	all of our current executive officers and directors as a group.

The table lists applicable percentage ownership based on 47,884,708 shares of common stock outstanding as of April 25, 2022. Options and warrants to purchase shares of our common stock that are exercisable as of April 25, 2022, or within 60 days of April 25, 2022, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Genprex, Inc., 3300 Bee Cave Road, #650-227, Austin, TX 78746.

	Shares Beneficially Owned
Beneficial Owner	Number		Percentage
Directors and Named Executive Officers
J. Rodney Varner	2,825,997	(1)	5.63%
Ryan M. Confer	1,240,127	(2)	2.53%
Michael T. Redman	740,000	(3)	1.52%
Catherine M. Vaczy	486,667	(4)	1.01%
Brent M. Longnecker	121,219	(5)	*
Jose Antonio Moreno Toscano	86,219	(6)	*
William R. Wilson, Jr.	86,219	(7)	*
All current executive officers and directors as a group (9 persons)	5,586,448	(8)	10.58%
*	Represents beneficial ownership of less than 1%.

(1)

Represents (i) 534,735 shares of common stock held by J. Rodney Varner, (ii) 1,800 shares of common stock held by Alizzita Ltd. and (iii) 2,289,462 shares of common stock issuable upon exercise of options held by J. Rodney Varner. J. Rodney Varner is the Manager of Alizzita Ltd. and in such capacities has voting and dipositive power over the securities held by such entities.

(2)	Represents (i) 73,526 shares of common stock and (ii) 1,166,601 shares of common stock issuable upon exercise of options.

(3)	Represents 740,000 shares of common stock issuable upon exercise of options.

(4)	Represents 486,667 shares of common stock issuable upon exercise of options.

(5)	Represents (i) 35,000 shares of common stock and (ii) 86,219 shares of common stock issuable upon exercise of options.

(6)	Represents 86,219 shares of common stock issuable upon exercise of options.

(7)	Represents 86,219 shares of common stock issuable upon exercise of options.

(8)

Represents (i) an aggregate of 645,061 shares of common stock and (ii) an aggregate of 4,941,387 shares of common stock issuable upon exercise of options, in each case held by our current executive officers and directors.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The following is a discussion of compensation arrangements of our named executive officers (the “Named Executive Officers”). As an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Our Named Executive Officers for the year ended December 31, 2021, include our principal executive officer, the next two most highly compensated executive officers during the year ended December 31, 2021, and Michael T. Redman, who served as our Vice President and Chief Operating Officer until his termination from those positions and as an employee of the Company on October 15, 2021.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
J. Rodney Varner	2021	480,000	240,000	1,599,834	27,177	2,347,011
President & Chief Executive Officer	2020	487,897	240,000	1,362,948	23,046	2,113,891
Catherine M. Vaczy (3)	2021	407,969	168,000	695,580	21,612	1,293,161
Executive Vice President, General Counsel, & Chief Strategy Officer	2020	293,403	121,667	718,200	159,361	1,292,631
Ryan M. Confer	2021	345,000	138,000	817,307	39,669	1,339,976
Chief Financial Officer	2020	350,884	138,000	694,332	33,643	1,216,859
Michael T. Redman (4)	2021	308,509	-	695,580	308,089	1,312,178
Former Executive Vice President & Chief Operating Officer	2020	241,153	100,000	731,500	42,263	1,114,916

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted during 2021 and 2020. These amounts have been computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are described in Note 5 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not reflect the actual economic value that will be realized by the Named Executive Officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)

This column reflects medical and term life insurance premiums paid by us on behalf of each of the Named Executive Officers. The insurance benefits are provided to the Named Executive Officers on the same terms as provided to all of our regular full-time employees. For more information regarding these benefits, see below under “—Perquisites, Health, Welfare and Retirement Benefits.” For Ms. Vaczy, this column also includes amounts received by her during 2020 in her capacity as an Advisor to the Company as well as costs associated with maintaining membership at a NYC-based private club.

(3)	Ms. Vaczy commenced employment with the Company on March 12, 2020.

(4)

In 2021, Mr. Redman's position as our Executive Vice President and Chief Operating Officer and as an employee of Genprex terminated.  Under the terms of his employment agreement with the Company, upon delivery to us of a General Release Agreement dated November 3, 2021 (i) we paid him (a) a lump sum severance payment in the amount of $200,000 which was equal to six months of his base salary; and (b) a lump sum payment in the amount of $80,000 which was equal to one-half of his target bonus for 2021; (ii) we are reimbursing him for medical coverage premiums for six months following termination pursuant to Texas State Continuation Coverage; and (iii) we have accelerated the vesting of options to purchase 740,000 shares of common stock which equaled 100% of Mr. Redman’s unvested equity awards.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our employees and consultants, including our Named Executive Officers. The Board of Directors is responsible for approving equity grants. Stock options were the only form of equity awards we granted to our Named Executive Officers in 2021 and 2020. In connection with their commencment of employment, Mr. Kumar and Dr. Berger received inducement option awards in September 2021.

We have historically used stock options as an incentive for long-term compensation to our Named Executive Officers because they are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, which exercise price is set at no less than the fair market value of our common stock on the date of grant. We may grant equity awards at such times as our Board of Directors determines appropriate. Our executives generally are awarded an initial grant in the form of a stock option in connection with their commencement of employment with us. Additional grants may be made periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

Prior to the initial public offering of our common stock, we granted all stock options pursuant to our 2009 Equity Incentive Plan. Following our initial public offering, we have granted and will grant equity incentive awards under the terms of our 2018 Equity Incentive Plan (the “2018 Plan”).

All options are granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. Our stock option awards generally vest over a three-year period and may be subject to acceleration of vesting and exercisability under certain termination and change in control events. See “—Outstanding Equity Awards at Fiscal Year-End.”

In March 2021, the Board of Directors granted (i) an option to purchase 460,000 shares to Mr. Varner, (ii) an option to purchase 235,000 shares to Mr. Confer, (iii) an option to purchase 200,000 shares to Ms. Vaczy, and (iv) an option to purchase 200,000 shares to Mr. Redman. Each of these options was granted under the 2018 Plan, and each has an exercise price of $5.08 per share, the closing price of our common stock as reported on The Nasdaq Capital Market on March 24, 2021, the date of grant. One third of the options granted to each of Mr. Varner, Mr. Confer, Ms. Vaczy, and Mr. Redman vest annually over three years from March 24, 2021. For Mr. Redman, in connection with the termination of his employment, we accelerated the unvested portions of these options so that all 200,000 options from this award granted to Mr. Redman were exercisable as of October 15, 2021.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2021.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans, excluding securities reflected in column (a) (c) (1)
Equity compensation plans approved by security holders:	7,624,301	$3.42	1,304,899
Equity compensation plans not approved by security holders (2):	3,092,412	$3.92	-
Total	10,716,713		1,304,899

(1)

Includes the 2018 Plan, the 2009 Plan and our 2018 Employee Stock Purchase Plan (the “ESPP”). An aggregate of 208,050 shares under column (c) have been reserved for issuance under the ESPP as of December 31, 2021; however, the Company has not conducted any offerings under the ESPP, and does not intend to do so until approved by the Board of Directors.

(2)

Consists of inducement options issued in connection with the hiring of new executives and warrants issued to providers of consulting services to us. Pursuant to agreements entered into with other providers of consulting services to us, we issued an aggregate of 86,138 shares of our common stock in 2021. Pursuant to these agreements, we are obligated to issue to these providers of consulting services additional shares of our common stock, as follows: 5,000 shares per calendar quarter to one provider; and to a second provider; shares having a value of $100,000 each December 4 unless we elect to terminate the agreement with that provider.

Agreements with Named Executive Officers

Employment Agreement with J. Rodney Varner

In April 2018, we entered into an employment agreement with Mr. Varner, our Chief Executive Officer. Mr. Varner’s employment under the agreement is at will and may be terminated at any time by us or by him. Under the terms of the agreement, Mr. Varner was initially entitled to receive an annual base salary of $350,000. The agreement provides that the Company may pay Mr. Varner a bonus as described above under “—Bonus Compensation” and provides that the Company may grant to Mr. Varner options to purchase shares of our common stock.

The agreement provides that during the term of Mr. Varner’s employment with us and for one year after the termination of his employment, Mr. Varner will not encourage any of our employees or consultants to leave Genprex and will not compete or assist others to compete with us.

If, prior to a change of control, we terminate Mr. Varner’s employment without cause or if Mr. Varner resigns for good reason, and Mr. Varner delivers to us a signed settlement agreement and general release of claims, we are obligated to pay Mr. Varner: (i) a severance payment equal to 18 months of Mr. Varner’s base salary then in effect; (ii) a payment equal to Mr. Varner’s then applicable annual target bonus, calculated at full attainment; (iii) reimbursement of COBRA premium payments made by Mr. Varner for the 12 months following such termination; and (iv) acceleration as to 100% of Mr. Varner’s unvested equity awards from us, subject in the case of (i) and (ii) to our having at least $5 million in cash or cash equivalents and a net worth of at least $5 million on the date of termination.

If, within 12 months following a change of control, Mr. Varner’s employment is terminated without cause or Mr. Varner resigns for good reason, and he delivers to us a signed settlement agreement and general release of claims, we are obligated to pay Mr. Varner: (i) a severance payment equal to 18 months of Mr. Varner’s base salary then in effect; (ii) a payment equal to Mr. Varner’s then applicable target bonus for 18 months, calculated at full attainment; (iii) reimbursement of COBRA premium payments made by Mr. Varner for the 18 months following such termination; and (iv) acceleration as to 100% of Mr. Varner’s unvested equity awards from us, subject in the case of (i) and (ii) to our having at least $5 million in cash or cash equivalents and a net worth of at least $5 million on the date of termination.

For the purposes of Mr. Varner’s employment agreement, “cause” means the occurrence of any of the following events: (i) a determination by our Board of Directors that Mr. Varner’s performance is unsatisfactory after there has been delivered to him a written demand for performance which describes the specific deficiencies in his performance and the specific manner in which his performance must be improved, and which provides 30 business days from the date of notice to remedy such performance deficiencies; (ii) Mr. Varner’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude which our Board of Directors reasonably finds has had or will have a detrimental effect on our reputation or business; (iii) Mr. Varner’s engaging in an act of gross negligence or willful misconduct in the performance of his employment obligations and duties that materially harms us; (iv) Mr. Varner’s committing an act of fraud against, material misconduct or willful misappropriation of property belonging to us; or (v) Mr. Varner’s material breach of his confidentiality, invention assignment and noncompetition agreement with us or of any other unauthorized misuse of our trade secrets or proprietary information.

For purposes of Mr. Varner’s employment agreement, “good reason” means the occurrence of any of the following taken without Mr. Varner’s written consent and conditioned on (a) his providing us with notice of the basis for such resignation for good reason, (b) our failure to cure the event constituting good reason within 30 days after notice and (c) his termination of his employment within 30 days following the expiration of the cure period: (i) a material change in Mr. Varner’s position, titles, offices or duties; (ii) an assignment of any significant duties to Mr. Varner that are inconsistent with his positions or offices held under his employment agreement; (iii) a decrease in Mr. Varner’s then current annual base salary by more than 10% (other than in connection with a general decrease in the salary of all of our other similarly situated employees); or (iv) the relocation of Mr. Varner to a facility or a location more than 50 miles from his then current location.

Employment Agreement with Ryan M. Confer

In April 2018, we entered into an employment agreement with Mr. Confer, our Chief Financial Officer. Mr. Confer’s employment under the agreement is at will and may be terminated at any time by us or by him. Under the terms of the agreement, Mr. Confer was initially entitled to receive an annual base salary of $240,000. The agreement provides that the Company may pay Mr. Confer a bonus as described above under “—Bonus Compensation” and provides that the Company may grant to Mr. Confer options to purchase shares of our common stock.

The agreement provides that during the term of Mr. Confer’s employment with us and for one year after the termination of his employment, Mr. Confer will not encourage any of our employees or consultants to leave the Company and will not compete or assist others to compete with us.

If we terminate Mr. Confer’ employment without cause or if Mr. Confer resigns for good reason, and Mr. Confer delivers to us a signed settlement agreement and general release of claims, we are obligated to pay Mr. Confer: (i) a severance payment equal to 12 months of Mr. Confer’ base salary then in effect; (ii) a payment equal to Mr. Confer’s then applicable annual target bonus, calculated at full attainment; (iii) reimbursement of COBRA premium payments made by Mr. Confer for the 12 months following such termination; and (iv) acceleration as to 100% of Mr. Confer’s unvested equity awards from us, subject in the case of (i) and (ii) to our having at least $5 million in cash or cash equivalents and a net worth of at least $5 million on the date of termination.

For the purposes of Mr. Confer’s employment agreement, “cause” means the occurrence of any of the following events: (i) a determination by our Board of Directors that Mr. Confer’s performance is unsatisfactory after there has been delivered to him a written demand for performance which describes the specific deficiencies in his performance and the specific manner in which his performance must be improved, and which provides 30 business days from the date of notice to remedy such performance deficiencies; (ii) Mr. Confer’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude which our Board of Directors reasonably finds has had or will have a detrimental effect on our reputation or business; (iii) Mr. Confer’s engaging in an act of gross negligence or willful misconduct in the performance of his employment obligations and duties that materially harms us; (iv) Mr. Confer’s committing an act of fraud against, material misconduct or willful misappropriation of property belonging to us; or (v) Mr. Confer’s material breach of his confidentiality, invention assignment and noncompetition agreement with us or of any other unauthorized misuse of our trade secrets or proprietary information.

For purposes of Mr. Confer’s employment agreement, “good reason” means the occurrence of any of the following taken without Mr. Confer’s written consent and conditioned on (a) his providing us with notice of the basis for such resignation for good reason, (b) our failure to cure the event constituting good reason within 30 days after notice and (c) his termination of his employment within 30 days following the expiration of the cure period: (i) a material change in Mr. Confer’s position, titles, offices or duties; (ii) an assignment of any significant duties to Mr. Confer that are inconsistent with his positions or offices held under his employment agreement; (iii) a decrease in Mr. Confer’s then current annual base salary by more than 10% (other than in connection with a general decrease in the salary of all of our other similarly situated employees); or (iv) the relocation of Mr. Confer to a facility or a location more than 50 miles from his then current location.

Employment Agreement with Catherine M. Vaczy

On March 12, 2020, in connection with the appointment of Ms. Vaczy as our Executive Vice President and Chief Strategy Officer, we entered into an employment agreement with Ms. Vaczy that governs the terms of her employment with us.

Ms. Vaczy’s employment under the agreement is at will and may be terminated at any time by us or by her. Under the terms of the agreement, Ms. Vaczy is initially entitled to receive an annual base salary of $365,000. Ms. Vaczy is also entitled to receive a bonus upon the achievement of performance objectives agreed upon between our Board of Directors and Ms. Vaczy.

The agreement provides that for twelve months after the termination of her employment, Ms. Vaczy will not encourage any of our employees or consultants to leave Genprex and that during the term of Ms. Vaczy’s employment with us and for six months after the termination of her employment, Ms. Vaczy will not compete or assist others to compete with us.

If we terminate Ms. Vaczy’s employment without cause or if Ms. Vaczy resigns for good reason, in either case before a change of control or within twelve months following a change of control, and Ms. Vaczy delivers to us a signed settlement agreement and general release of claims, we are obligated to pay Ms. Vaczy: (i) a severance payment equal to six months of Ms. Vaczy’s base salary then in effect; (ii) a payment equal to one-half of Ms. Vaczy’s then applicable annual target bonus (provided that any portion of the target bonus that relates to performance criteria that have been achieved shall be calculated at full attainment); (iii) reimbursement of COBRA premium payments made by Ms. Vaczy for the six months following such termination; and (iv) acceleration as to 100% of Ms. Vaczy’s unvested equity awards from us, subject in the case of (i) and (ii) to our having at least $5 million in cash or cash equivalents and a net worth of at least $5 million on the date of termination.

For the purposes of Ms. Vaczy’s employment agreement, “cause” means the occurrence of any of the following events: (i) a determination by our Board of Directors that Ms. Vaczy’s performance is unsatisfactory after there has been delivered to her a written demand for performance which describes the specific deficiencies in her performance and the specific manner in which her performance must be improved, and which provides 30 business days from the date of notice to remedy such performance deficiencies; (ii) Ms. Vaczy’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude which our Board of Directors reasonably finds has had or will have a detrimental effect on our reputation or business; (iii) Ms. Vaczy’s engaging in an act of gross negligence or willful misconduct in the performance of her employment obligations and duties that materially harms us; (iv) Ms. Vaczy’s committing an act of fraud against, material misconduct or willful misappropriation of property belonging to us; or (v) Ms. Vaczy’s material breach of her confidentiality, invention assignment and noncompetition agreement with us or of any other unauthorized misuse of our trade secrets or proprietary information.

For purposes of Ms. Vaczy’s employment agreement, “good reason” means the occurrence of any of the following taken without Ms. Vaczy’s written consent and conditioned on (a) her providing us with notice of the basis for such resignation for good reason, (b) our failure to cure the event constituting good reason within 30 days after notice and (c) her termination of her employment within 30 days following the expiration of the cure period: (i) a material change in Ms. Vaczy’s position, titles, offices or duties; (ii) an assignment of any significant duties to Ms. Vaczy that are inconsistent with her positions or offices held under her employment agreement; (iii) a decrease in Ms. Vaczy’s then current annual base salary by more than 10% (other than in connection with a general decrease in the salary of all of our other similarly situated employees); or (iv) the relocation of Ms. Vaczy to a facility or a location more than 50 miles from her then current location.

On March 19, 2021, we and Ms. Vaczy entered into an amendment of Ms. Vaczy’s employment agreement with us to increase her base salary to $420,000 per year, effective as of March 19, 2021.

Employment Agreement with Michael T. Redman

On March 12, 2020, in connection with the appointment of Michael T. Redman as our Executive Vice President and Chief Operating Officer, we entered into an employment agreement with Mr. Redman that governed the terms of his employment with us.  Under the terms of the agreement, Mr. Redman was initially entitled to receive an annual base salary of $300,000, and a bonus upon the achievement of performance objectives agreed upon between our Board of Directors and Mr. Redman.  The agreement provided that for twelve months after the termination of his employment, Mr. Redman will not encourage any of our employees or consultants to leave the Company and that during the term of Mr. Redman’s employment with us and for twelve months after the termination of his employment, Mr. Redman will not compete or assist others to compete with us.

Pursuant to the terms of Mr. Redman's employment agreement, if we terminate Mr. Redman’s employment without cause or if Mr. Redman resigns for good reason, in either case before a change of control or within twelve months following a change of control, and Mr. Redman delivers to us a signed settlement agreement and general release of claims, we are obligated to pay Mr. Redman: (i) a severance payment equal to six months of Mr. Redman’s base salary then in effect; (ii) a payment equal to one-half of Mr. Redman’s then applicable annual target bonus (provided that any portion of the target bonus that relates to performance criteria that have been achieved shall be calculated at full attainment); (iii) reimbursement of COBRA premium payments made by Mr. Redman for the six months following such termination; and (iv) acceleration as to 100% of Mr. Redman’s unvested equity awards from us, subject in the case of (i) and (ii) to our having at least $5 million in cash or cash equivalents and a net worth of at least $5 million on the date of termination.

For the purposes of Mr. Redman’s employment agreement, “cause” means the occurrence of any of the following events: (i) a determination by our Board of Directors that Mr. Redman’s performance is unsatisfactory after there has been delivered to him a written demand for performance which describes the specific deficiencies in his performance and the specific manner in which his performance must be improved, and which provides 30 business days from the date of notice to remedy such performance deficiencies; (ii) Mr. Redman’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude which our Board of Directors reasonably finds has had or will have a detrimental effect on our reputation or business; (iii) Mr. Redman’s engaging in an act of gross negligence or willful misconduct in the performance of his employment obligations and duties that materially harms us; (iv) Mr. Redman’s committing an act of fraud against, material misconduct or willful misappropriation of property belonging to us; or (v) Mr. Redman’s material breach of his confidentiality, invention assignment and noncompetition agreement with us or of any other unauthorized misuse of our trade secrets or proprietary information.

For purposes of Mr. Redman’s employment agreement, “good reason” means the occurrence of any of the following taken without Mr. Redman’s written consent and conditioned on (a) his providing us with notice of the basis for such resignation for good reason, (b) our failure to cure the event constituting good reason within 30 days after notice and (c) his termination of his employment within 30 days following the expiration of the cure period: (i) a material change in Mr. Redman’s position, titles, offices or duties; (ii) an assignment of any significant duties to Mr. Redman that are inconsistent with his positions or offices held under his employment agreement; or (iii) a decrease in Mr. Redman’s then current annual base salary by more than 10% (other than in connection with a general decrease in the salary of all of our other similarly situated employees).

On March 19, 2021, we and Mr. Redman entered into an amendment of Mr. Redman’s employment agreement with us to increase his base salary to $400,000 per year, effective as of March 19, 2021.

Separation with Michael T. Redman

On October 15, 2021, Mr. Redman's position as our Executive Vice President and Chief Operating Officer and as an employee of Genprex terminated. Under the terms of his employment agreement with the Company, upon delivery to us of a General Release Agreement dated November 3, 2021 (i) we paid him (a) a lump sum severance payment in the amount of $200,000 which was equal to six months of his base salary; and (b) a lump sum payment in the amount of $80,000 which was equal to one-half of his target bonus for 2021; (ii) we are reimbursing him for medical coverage premiums for six months following termination pursuant to Texas State Continuation Coverage; and (iii) we have accelerated the vesting of options to purchase 740,000 shares of common stock which equaled 100% of Mr. Redman’s unvested equity awards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards granted to our Named Executive Officers that were outstanding as of December 31, 2021.

	Option Awards (1)
Name	Grant Date	Number of securities underlying unexercised option (#) exercisable	Number of securities underlying unexercised option (#) unexercisable		Option exercise price ($)(2)	Option expiration date
J. Rodney Varner	4/11/2016	645,572	—		$0.96	4/11/2026
	11/2/2018	551,284	—		$2.15	11/1/2028
	1/27/2019	598,290	17,094	(3)	$1.62	1/26/2029
	8/21/2020	235,556	294,444	(4)	$3.80	8/21/2030
	3/24/2021	—	460,000	(5)	5.08	3/24/2031

Ryan Confer	8/1/2012	116,973	—		$0.01	8/1/2022
	4/11/2016	161,396	—		$0.96	4/11/2026
	10/1/2016	86,894	—		$5.29	10/1/2026
	5/23/2018	327,236	—		$9.80	5/22/2028
	1/27/2019	224,359	6,410	(6)	$1.62	1/26/2029
	8/21/2020	120,000	150,000	(7)	$3.80	8/21/2030
	3/24/2021	—	235,000	(8)	$5.08	3/24/2031

Catherine Vaczy	3/12/2020	330,000	210,000	(9)	$2.00	3/12/2030
	3/24/2021	—	200,000	(10)	$5.08	3/24/2031

Michael Redman	3/12/2020	550,000	—		$2.00	10/15/2026
	3/24/2021	200,000	—		$5.08	10/15/2026

(1)

All of the outstanding stock option awards were granted under and subject to the terms of our 2009 Equity Incentive Plan or our 2018 Equity Incentive Plan, as applicable, described below under “-- Equity Benefit Plans”. As of December 31, 2021, each option award becomes exercisable as it becomes vested, and all vesting is subject to the executive’s continuous service with us through the vesting dates and the potential vesting acceleration described above under “—Agreements with Named Executive Officers.”

(2)

All of the stock option awards were granted with a per share exercise price no less than the fair market value of one share of our common stock on the date of grant, as determined in good faith by our Board of Directors.

(3)	17,094 shares will vest each month until January 14, 2022.

(4)	14,722 shares will vest each month until August 21, 2023.

(5)	155,333 shares will vest annually starting on March 24, 2022, and ending on March 24, 2024.

(6)	6,410 shares will vest each month until January 12, 2022.

(7)	7,500 shares will vest each month until August 21, 2023.

(8)	78,333 shares will vest annually starting on March 24, 2022, and ending on March 24, 2024.

(9)	15,000 shares will vest each month until February 12, 2023.

(10)	66,667 shares will vest annually starting on March 24, 2022, and ending on March 24, 2024.

Perquisites, Health, Welfare and Retirement Benefits

Our Named Executive Officers, during their employment with us, are eligible to participate in our employee benefit plans, including our medical, dental, vision, employee whole life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We do not provide a 401(k) plan to our employees at this time.

We generally do not provide perquisites or personal benefits to our Named Executive Officers, except in limited circumstances. We do, however, pay the premiums for medical, dental, vision, employee whole life, disability and accidental death and dismemberment insurance for all of our employees, including our Named Executive Officers. Our Board of Directors may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interests.

Nonqualified Deferred Compensation

We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our Board of Directors may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Prohibition Against Speculative Trading

Our insider trading policy prohibits our officers, directors, other employees or consultants from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock at any time. In addition, none of our executives, directors, other employees or consultants may margin, or make any offer to margin, or otherwise pledge as security, any of our stock, including without limitation, borrowing against such stock, at any time.

Director Compensation

The following table sets forth in summary form information concerning the compensation that we paid or awarded during the year ended December 31, 2021, to each of our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Brent M. Longnecker	$70,000	$80,000	$150,000
Jose Antonio Moreno Toscano	$70,000	$80,000	$150,000
William R. Wilson, Jr.	$60,000	$80,000	$140,000

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted in 2021 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are described in Note 2 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not reflect the actual economic value that will be realized by the non-employee director upon the vesting of the stock option awards, the exercise of the stock option awards or the sale of the common stock underlying such stock option awards.

(2)

As of December 31, 2021, the aggregate number of shares outstanding under all options to purchase our common stock held by our non-employee directors were Mr. Longnecker: 86,219 shares; Mr. Moreno Toscano: 86,219 shares; and Mr. Wilson: 86,219 shares.

We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board of Directors and committees of our Board of Directors.

We have adopted an Outside Director Compensation Policy which provides that non-employee directors will receive the following compensation elements, as applicable, for service on our Board of Directors and its committees:

●	an annual cash retainer of $40,000;

●	an additional annual cash fee of $20,000 for service as Chair of the Audit Committee;

●	an additional annual cash fee of $10,000 for service as a member of the Audit Committee (other than the Chair of the Audit Committee);

●	an additional annual cash fee of $10,000 for service as Chair of the Compensation Committee;

●	an additional annual cash fee of $5,000 for service as a member of the Compensation Committee (other than the Chair of the Compensation Committee);

●	an additional annual cash fee of $10,000 for service as Chair of the Nominating and Corporate Governance Committee;

●	an additional annual cash fee of $5,000 for service as a member of the Nominating and Corporate Governance Committee (other than the Chair of the Nominating and Corporate Governance Committee);

●	for each non-employee director who first joins our Board of Directors, an initial option grant to purchase shares of our common stock with a value of $80,000, prorated monthly for the period between the date of our last annual meeting of stockholders and the date such non-employee director first joins our Board of Directors, on the date of commencement of service on the Board of Directors; and

●	an annual option grant to purchase shares of our common stock having a value of $80,000 for each non-employee director serving on the Board of Directors on the date of our annual stockholder meeting.

Each annual cash retainer and each additional annual cash fee will be paid quarterly in arrears on a prorated basis.

Each initial option grant and each annual option grant will vest as to all of the shares subject to the option upon the earlier of (i) the one-year anniversary of the grant date and (ii) the day prior to the next annual stockholder meeting occurring after the grant date.

Each of the option grants described above will vest and become exercisable subject to the director’s continuous service to us, provided that each option will vest in full upon a change in control (as defined under our 2018 Plan). The term of each option will be 10 years, subject to earlier termination as provided in the 2018 Plan. The options will be granted under our 2018 Plan, the terms of which are described in more detail above under “—Equity Benefit Plans—2018 Equity Incentive Plan.”

RELATED PARTY TRANSACTIONS

Other than compensation arrangements for our Named Executive Officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2021, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average total assets of the Company at year end for the last two completed fiscal years; and

●	any of our directors, executive officers, promoters, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Royalty Payments to Introgen Research Institute, Inc.

We have entered certain arrangements with Introgen Research Institute, Inc. (“IRI”) related to the sublicensing to us of technologies related to ONCOPREX and REQORSA. IRI is a Texas-based technology company formed by Rodney Varner, our Chief Executive Officer, President, and Chairman of which Mr. Varner is the sole officer. IRI is owned by trusts of which Mr. Varner's descendants are the sole beneficiaries. Pursuant to an Amended Collaboration and Assignment Agreement dated July 1, 2011 between us and IRI, we are obligated to pay IRI a royalty of 1% of net sales of licensed products and 1% of certain other payments received by us, with respect to intellectual property owned by the University of Texas MD Anderson Cancer Center and licensed to us by IRI. This royalty obligation continues for 21 years after the later of the termination of the MD Anderson license agreement and the termination of the sublicense assigned by IRI to us.

Indemnification Agreements

We have entered into, and intend to continue to enter into, an indemnification agreement with each of our directors and executive officers.

Policies and Procedures for Transactions with Related Persons

Our Audit Committee oversees procedures regarding the identification, review, consideration, and oversight of “related-person transactions.” For purposes of our policy, a “related-person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds the lesser of $120,000 and 1% of the average of our total assets at year-end for the last two completed fiscal years.

Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than five percent of our common stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, all the parties thereto, the direct and indirect interests of the related persons, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our Audit Committee or another independent body of our Board of Directors considers the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the terms of the transaction;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 200,000,000 TO 450,000,000

Our Board of Directors has approved, subject to stockholder approval, an amendment to our current amended and restated certificate of incorporation, dated April 3, 2018 (the “Amended and Restated Certificate of Incorporation”) to increase our authorized shares of common stock from 200,000,000 to 450,000,000. The increase in our authorized shares of common stock will become effective upon the filing of an amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. If the amendment to our Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock is approved by stockholders at the Annual Meeting, we intend to file the amendment to our Amended and Restated Certificate of Incorporation as soon as practicable following the Annual Meeting. Our Board of Directors reserves the right, notwithstanding stockholder approval of the amendment to our Amended and Restated Certificate of Incorporation and without further action by our stockholders, not to proceed with the amendment to our Amended and Restated Certificate of Incorporation at any time before it becomes effective.

The form of the certificate of amendment to our Amended and Restated Certificate of Incorporation is set forth as Appendix A to this proxy statement (subject to any changes required by applicable law).

Outstanding Shares and Purpose of the Proposal

Our existing Amended and Restated Certificate of Incorporation currently authorizes us to issue a maximum of 200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. As of the record date, we had no shares of preferred stock issued and outstanding and the amendment of our Amended and Restated Certificate of Incorporation will not affect the number of authorized shares of preferred stock. We currently have 62,362,390 shares of common stock either issued and outstanding or reserved for future issuance as follows:

●	47,884,708 shares of common stock issued and outstanding;

●	2,204,747 shares of common stock issuable upon the exercise of warrants outstanding;

●	10,978,863 shares of common stock issuable upon the exercise of options outstanding;

●	0 shares of common stock issuable pursuant to restricted stock units outstanding; and

●	1,294,072 shares of common stock reserved for future grants, awards, and issuances under our current equity compensation plan.

The approval of the amendment to our Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock is important for our ongoing business. Our Board of Directors believes it would be prudent and advisable to have the additional shares available to provide additional flexibility regarding the potential use of shares of common stock for business and financial purposes in the future. Having an increased number of authorized but unissued shares of common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our authorized shares. The additional shares could be used for various purposes without further stockholder approval. These purposes may include: (i) raising capital, if we have an appropriate opportunity, through offerings of common stock or securities that are convertible into common stock; (ii) expanding our business through potential strategic transactions, including mergers, acquisitions, licensing transactions and other business combinations or acquisitions of new product candidates or products; (iii) establishing strategic relationships with other companies; (iv) exchanges of common stock or securities that are convertible into common stock for other outstanding securities; (v) providing equity incentives pursuant to our 2018 Plan, or another plan we may adopt in the future, to attract and retain employees, officers or directors; and (vi) other general corporate purposes. We intend to use the additional shares of common stock that will be available to undertake any such issuances described above. Because it is anticipated that our directors and executive officers will be granted additional equity awards under our 2018 Plan, or another plan we adopt in the future, they may be deemed to have an indirect interest in the amendment to our Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock, because absent the amendment to our Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock, we may not have sufficient authorized shares to grant such awards.

The increase in authorized shares of our common stock pursuant to the amendment to our Amended and Restated Certificate of Incorporation will not have any immediate effect on the rights of existing stockholders. However, because the holders of our common stock do not have any preemptive rights, future issuance of shares of common stock or securities exercisable for or convertible into shares of common stock could have a dilutive effect on our earnings per share, book value per share, and voting rights of stockholders and could have a negative effect on the price of our common stock.

Disadvantages to an increase in the number of authorized shares of common stock may include:

●	Stockholders may experience further dilution of their ownership.

●	Stockholders will not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock, depending on the circumstances, will have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

●	The additional shares of common stock for which authorization is sought in this proposal would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding.

●	The issuance of authorized but unissued stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board of Directors’ desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

We have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock after this proposed increase in the number of authorized shares at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares to any particular purpose. However, we have in the past conducted certain public and private offerings of common stock, convertible preferred stock and warrants, and we will continue to require additional capital in the near future to fund our operations. As a result, it is foreseeable that we will seek to issue such additional shares of common stock in connection with any such capital raising activities, or any of the other activities described above. The Board of Directors does not intend to issue any common stock or securities convertible into common stock except on terms that the Board of Directors deems to be in the best interests of us and our stockholders. We are therefore requesting our stockholders approve this proposal to amend our Amended and Restated Certificate of Incorporation to increase the authorized shares of common stock.

Vote Required

The affirmative vote of a majority of the shares of common stock outstanding as of the record date and entitled to vote at the meeting will be required to approve this Proposal 3.  Abstentions and broker non-votes, if any, with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, any abstentions, and broker non-votes will have the same practical effect as a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 200,000,000 to 450,000,000.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2023 Annual Meeting

Any stockholder proposals submitted for inclusion in our proxy statement and form of proxy for our 2023 annual meeting of Stockholders in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, as amended must be received by us no later than January 6, 2023 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Genprex, Inc., 3300 Bee Cave Road, #650-227, Austin, TX 78746, Attn: Corporate Secretary.

Our Amended and Restated Bylaws state that a stockholder must provide timely written notice of any nominations of persons for election to our Board of Directors or any other proposal to be brought before the meeting together with supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2023 annual meeting of Stockholders, a stockholder’s notice shall be timely received by us at our principal executive office no later than March 25, 2023 and no earlier than February 23, 2023; provided, however, that in the event the 2023 annual meeting is scheduled to be held more than thirty (30) days before the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”) or more than thirty (30) days after the Anniversary Date, a stockholder’s notice shall be timely if received by our Secretary at our principal executive office not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.  Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these nominations or proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such nomination or proposal shall be mailed to: Genprex, Inc., 3300 Bee Cave Road, #650-227, Austin, TX 78746, Attn: Corporate Secretary.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including audited financial statements), as amended, filed with the SEC may be obtained without charge by writing to: Genprex, Inc., 3300 Bee Cave Road, #650-227, Austin, TX 78746, Attn: Corporate Secretary. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on April 25, 2022. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2021 and certain other related financial and business information are contained in our Annual Report on Form 10-K, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as "householding," benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. The practice of householding does not apply to the Notice. Once you receive notice from your broker or from us that communications to your address will be "householded," the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If a broker or other nominee holds your shares and (1) your household received a single set of proxy materials this year, but you would prefer to receive your own copy or you do not wish to participate in householding and would like to receive your own set of our proxy materials in future years or (2) you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Genprex, Inc., 3300 Bee Cave Road, #650-227, Austin, TX 78746, Attn: Corporate Secretary, or by phone at (877)774-4679. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with the recommendation of the Board of Directors, or in the absence of such a recommendation, in their best judgment.

By Order of the Board of Directors,

/s/ Rodney Varner
Rodney Varner
Chief Executive Officer

May 6, 2022

APPENDIX A

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION OF

GENPPREX, INC.

(A Delaware Corporation)

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Genprex, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.

The name of the Corporation is Genprex, Inc. The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on April 1, 2009 (the “Certificate of Incorporation”).

2.

The Certificate of Incorporation of the Corporation is hereby amended to increase the authorized shares of the Corporation’s common stock by deleting Section A of Article IV, and replacing Section A with the following:

“A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is Four Hundred and Sixty Million (460,000,000) shares. Four Hundred and Fifty Million (450,000,000) shares shall be Common Stock, each having a par value of $0.001. Ten Million (10,000,000) shares shall be Preferred Stock, each having a par value of $0.001.”

3.

The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.	All other provisions of the Certificate of Incorporation shall remain in full force and effect.

5.	This Certificate of Amendment and the amendment to the Certificate of Incorporation effected hereby shall be effective immediately upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this ___ day of April, 2022.

GENPREX, INC.

/s/ Rodney Varner
Rodney Varner
Chief Executive Officer

Genprex

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

	INTERNET Go To: **www.proxypush.com/GNPX** • Cast your vote online • **Have your Proxy Card ready** • Follow the simple instructions to record your vote
	PHONE Call **1-866-356-9132** • Use any touch-tone telephone • **Have your Proxy Card ready** • Follow the simple recorded instructions
	MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided
	You must register to attend the meeting online and/or participate at www.proxydocs.com/GNPX

Genprex, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 25, 2022

TIME: Thursday, June 23, 2022 9:00 AM, Central Time

PLACE: Annual Meeting to be held live via the internet - please visit www.proxydocs.com/GNPX for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Rodney Varner and Ryan Confer (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Genprex, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Genprex, Inc.

Annual Meeting of Stockholders

Please make your marks like this: X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

You must register to attend the meeting online and/or participate at www.proxydocs.com/GNPX

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________ Signature (if held jointly) ____________ Date ____________